EXHIBIT 5.1

Phillips Nizer LLP
666 Fifth Avenue,
28th Floor  New York, NY 10103-0084

January 14, 2008

WiFiMed Holdings Company, Inc.
2000 RiverEdge Pkwy, Ste. GL 100A
Atlanta, Georgia 30328

RE: WIFIMED HOLDINGS COMPANY, INC. REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

We have acted as counsel to WiFiMed Holdings Company, Inc., a Nevada corporation (the "Company"), in connection with the proposed sale relating to up to 25,875,000 shares of the Company's common stock (the "Shares"), $.0001 par value per share, by Selling Stockholders pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on this date.  The Shares consist of (i) 11,250,000 Shares (the "Debenture Shares") issuable to investors upon the conversion of the 5% Senior Convertible Debentures (the "Debentures"); (ii) 11,250,000 Shares (the "Warrant Shares") issuable to investors upon the exercise of Common Stock Purchase Warrants granted in connection with the Debentures (the "Warrants"); and (iii) 3,375,000 Shares (the "Placement Agent Shares") issuable to the placement agent pursuant to the Placement Agent Unit Purchase Option (the "Purchase Option") consisting of 1,687,500 Debenture Shares and 1,687,500 Warrant Shares.

This opinion letter (the "Opinion Letter") is being rendered in accordance with the requirements of Item 27 of Form SB-2 and Item 601(a)(5)(i) of Regulation S-B in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the "Documents"):

(a) The Company's Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement;

(b) The Company's By-Laws, filed as Exhibit 3.2 to the Registration Statement;

(c) The Company's corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

(d) The Company's stock transfer ledger and record; and

(e) The Company's Specimen Certificate for the Common Stock, filed as Exhibit 4.1 to the Form SB-2 Registration Statement as filed with the Securities and Exchange Commission on May 24, 2000.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with the Company's officers with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York and to Federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Debenture Shares have been duly authorized, and upon the conversion of the Debentures, as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

2.  The Warrant Shares have been duly authorized, and upon the exercise of the Warrants, as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

3.  The Placement Agent Shares have been duly authorized, and upon exercise and payment of the Purchase Option (and with respect to the Warrant portion, exercise of those Warrants underlying the Purchase Option), as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

                                                                                                                          Very truly yours,

                                                                                                                          PHILLIPS NIZER LLP

                                                                                                                          By:__/s/ Elliot Lutzker__
                                                                                                                          Elliot H. Lutzker